                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                             NORAM ENERGY CORP.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                               NORAM ENERGY CORP.
                                 P.O. BOX 2628
                              HOUSTON, TEXAS 77252

LOGO                                                               April 3, 1996

Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of NorAm Energy Corp. to be held in the Grand Ballroom of the J. W. Marriott Hotel, 5150 Westheimer, Houston, Texas on May 14, 1996, at 2:00 p.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting there will be a brief report on the operations of the Company. After the business of the meeting has been concluded, stockholders will be given the opportunity to ask questions.

     It is important that your shares be represented at the meeting. Please mark, sign, date and return promptly the enclosed proxy in the envelope furnished for that purpose. If you are present at the meeting, you may, if you wish, revoke your proxy and vote in person. I look forward to seeing you at the Annual Meeting.

                                            /s/ T. MILTON HONEA
                                            T. MILTON HONEA
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                               NORAM ENERGY CORP.
                                 P.O. BOX 2628
                              HOUSTON, TEXAS 77252

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1996

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of NorAm Energy Corp., (the "Company") a Delaware Corporation, will be held in the Grand Ballroom of the J.W. Marriott Hotel, 5150 Westheimer, Houston, Texas, at 2:00 p.m., local time, on Tuesday, May 14, 1996.

     This meeting is being held for the following purposes:

     Proposals of the Board of Directors

          (1) To elect a Board of 11 directors;

     Other

          (2) To transact any other business that properly comes before the meeting.

     Only stockholders of record at the close of business on March 15, 1996, will be entitled to notice of or to vote at the meeting. Whether or not you plan to be present at the meeting, please mark, sign and return the accompanying form of proxy in the enclosed postage prepaid envelope at your earliest convenience.

                                            By Order of the Board of Directors

                                            HUBERT GENTRY, JR.
                                            Secretary

Houston, Texas
April 3, 1996

                                   IMPORTANT

     WE HOPE THAT YOU CAN ATTEND THIS MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

LOGO

                               NORAM ENERGY CORP.
                                 P.O. BOX 2628
                              HOUSTON, TEXAS 77252

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1996

     This Proxy Statement is furnished to stockholders of NorAm Energy Corp. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on May 14, 1996 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement is April 2, 1996.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy will be borne by the Company. To assist in the solicitation of proxies, the Company has engaged Georgeson & Co., Inc. for a fee not to exceed $10,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company, who will receive no additional compensation therefor.

     The accompanying proxy, if properly executed by a stockholder entitled to vote, will be voted at the Annual Meeting, but may be revoked at any time before the vote is taken. A proxy may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing before the proxy is exercised, or by delivering to the Secretary of the Company a proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The close of business on March 15, 1996 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At such date the Company had outstanding 125,180,609 shares of common stock, $0.625 par value per share (the "Common Stock"). See "Voting."

     The Company will provide upon request, without charge, to any stockholder entitled to vote at the Annual Meeting, a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for its most recent fiscal year. Such request should be made to the Secretary of the Company at the address shown above. The Annual Report to Stockholders, including financial statements, for the fiscal year ended December 31, 1995, has been mailed with this Proxy Statement to all stockholders. The Annual Report is not a part of the proxy solicitation materials.

                                     VOTING

     Each holder of record of Common Stock at the close of business on March 15, 1996, is entitled to one vote for each share of such Common Stock outstanding in such holder's name on the books of the Company on such date; provided, however, that in the election of directors, cumulative voting is permitted so that each such holder, in person or by proxy, has a number of votes equal to the number of shares of Common Stock standing in such holder's name on the record date multiplied by the number of directors to be elected. A stockholder may cast all such votes for a single nominee for director or may distribute them among any two or more of them as such stockholder sees fit. A stockholder may, in the manner set forth on the enclosed proxy, instruct the proxy holders not to vote such stockholder's shares for one or more of the named nominees. Abstentions from voting in the election of directors are not included in determining the outcome. If a stockholder wishes to cast such cumulative votes other than pro rata, such stockholder should clearly indicate on the proxy the number of votes such stockholder wishes to cast for each nominee. By virtue of cumulative voting, the proxy holders will have 11 votes for each share held by each stockholder granting his or her proxy (unless voting authority is withheld) and proxy holders could likely offset a particular stockholder's instruction not to vote for one or more of the nominees or his exercise of cumulative voting by the use of votes granted in other proxies. Pursuant to the Company's ByLaws, any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at an annual meeting of stockholders if notice in writing of such stockholder's intent has been delivered to or mailed and received at the office of the Secretary of the Company no later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company.

     Shares represented by a properly signed and returned proxy will be voted as specified by the stockholder. If a proxy is signed and returned, but no specification is made, the shares represented by such proxy will be voted "FOR" all the listed nominees for director.

     The approval and adoption of Proposal No. 1 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstentions are not counted as votes "for" or "against" a proposal, but are counted in determining the number of shares of Common Stock present or represented by proxy at the meeting.

     The following table sets forth certain information concerning each person known to be a beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as of March 15, 1996:

                                                                                  PERCENTAGE
                         NAME AND ADDRESS OF                        NUMBER OF         OF
                           BENEFICIAL OWNER                          SHARES         CLASS
    --------------------------------------------------------------  ---------     ----------
    Ryback Management Corporation.................................  7,294,300        5.87%
    7711 Carondelet Avenue
    Box 1900
    St. Louis, MO 63105
    American Express Company......................................  6,286,821        5.05%
    American Express Tower
    World Financial Center
    New York, NY 10285
    American Express Financial Corporation
    IDS Tower 10
    Minneapolis, MN 55440

     The foregoing information relating to Ryback Management Corporation is based upon a Schedule 13G filing for the year ended December 31, 1995 filed with the SEC on January 25, 1996 by Ryback Management Corporation. According to the
Schedule 13G, Ryback Management Corporation has sole voting and dispositive power of all 7,294,300 shares. The shares of Common Stock are held for the accounts of clients. The information relating to the American Express entities is based upon a joint Schedule 13G filing for the year ended December 31, 1995 filed with the SEC by the American Express entities listed above. According to the joint Schedule 13G, American Express Company and American Express Financial Corporation share voting and dispositive power of all 6,286,821 shares.

                      ELECTION OF DIRECTORS AND BENEFICIAL
              OWNERSHIP OF COMMON STOCK FOR OFFICERS AND DIRECTORS

     Unless otherwise indicated on the proxy, the proxyholders will vote the shares represented by such proxy for the election of each of the nominees listed below, to serve until the next annual meeting of the stockholders and until their successors are elected and qualified. The form of proxy solicits and the proxyholders reserve the right to vote such proxies cumulatively and for the election of less than all of the nominees for director. If for any reason any nominee shall be unavailable for election to the Board of Directors, the holders of proxies will vote for a substitute.

     The 11 nominees who receive the most affirmative votes will be elected directors of the Company.

NOMINEES

     All of the nominees are members of the present Board of Directors, except for Mr. Bruce W. Wilkinson, and were elected by the stockholders at the 1995 annual meeting.

     The following table sets forth certain additional information regarding the nominees including the amount and percent of equity securities of the Company beneficially owned, directly or indirectly, as of the date of this proxy statement, by the nominees, by the executive officers named in the Summary Compensation Table (the "Named Executives", see "Executive Compensation"), as well as by the directors and executive officers as a group. Unless otherwise indicated, each nominee has held his or her current position for more than the last five years.

                  NOMINEE AND                           FIRST BECAME A DIRECTOR   SHARES OF COMMON STOCK
            BIOGRAPHICAL SUMMARY(1)              AGE        OF THE COMPANY        BENEFICIALLY OWNED (2)
- -----------------------------------------------  ---    -----------------------   ----------------------
Michael B. Bracy...............................  54               1992                     114,626
  Mr. Bracy has been Executive Vice President &
  Principal Financial Officer of the Company
  since October, 1991. He was Executive Vice
  President of the Company and Chief Executive
  Officer of Arkla Pipeline Group ("APG"), a
  division of the Company from December, 1989
  until October, 1991. He was Executive Vice
  President of the Company and President of APG
  from April, 1988 until December, 1989. He is
  a director of Itron, Inc. of Spokane,
  Washington.
Joe E. Chenoweth...............................  60               1990                      10,660
  Mr. Chenoweth was Senior Corporate Vice
  President, International, Honeywell Inc., a
  multinational advanced technology Company,
  Minneapolis, Minnesota, from December, 1990
  until his retirement on December 31, 1992.
  Prior to that, he served Honeywell Inc. in
  other executive positions.
O. Holcombe Crosswell..........................  55               1988                      10,133(3)
  Mr. Crosswell is President of Griggs
  Corporation, a real estate and investment
  Company in Houston, Texas.
Walter A. DeRoeck..............................  53               1986                      15,562
  Mr. DeRoeck currently serves as Chairman of
  the Board of DBJ Interests, Inc., a privately
  held holding company. In addition, he serves
  as principal in Westlake Capital Group, a
  limited partnership focusing on acquisitions
  and private placements to mid-market
  companies. Mr. DeRoeck also has ownership in
  a commercial real estate firm. From 1992 to
  1995, he was Chairman of the Board of Susan
  Crane, Inc., a privately held company which
  manufactured gift wrapping and decorating
  products. Prior to that, he was Chairman of
  the Board and Chief Executive Officer for
  Union National Bank of Texas, Austin, Texas
  from February, 1991 until May, 1993. He
  served as President of such bank from
  February 1989 until February, 1991.

                  NOMINEE AND                           FIRST BECAME A DIRECTOR   SHARES OF COMMON STOCK
            BIOGRAPHICAL SUMMARY(1)              AGE        OF THE COMPANY        BENEFICIALLY OWNED (2)
- -----------------------------------------------  ---    -----------------------   ----------------------
Mickey P. Foret................................  50               1995                       3,398
  Mr. Foret has been Executive Vice President
  and Chief Financial Officer of Northwest
  Airlines, Inc. since 1993. He was Senior Vice
  President, Planning & Finance of Northwest
  Airlines, Inc. from December 1992 to
  September 1993. Prior to that, he was
  President and Chief Executive Officer of KLH
  Computers, Inc. from June 1992 to September
  1992. Since October of 1990 he has also
  served as the President of KLC, Inc., a
  privately owned real estate development and
  construction company.
Joseph M. Grant................................  57               1995                       6,398
  Mr. Grant is the Senior Vice President and
  Chief Financial Officer of Electronic Data
  Systems Corporation ("EDS"), and has been
  with EDS since December 1990. He is on the
  Board of Directors of EDS, American Eagle
  Group, Incorporated and Heritage Media
  Corporation. Prior to December 1990, Mr.
  Grant was Executive Vice President of
  American General Corporation.
Robert C. Hanna................................  67               1989                      29,149(4)
  Mr. Hanna is a director of Imperial Holly
  Corporation, Sugar Land, Texas. He was
  President and Chief Executive Officer of
  Imperial Holly Corporation and Chairman of
  Holly Sugar Corporation, Colorado Springs,
  Colorado, prior to his retirement on
  September 30, 1993. He is also currently
  serving as Chairman of The George Foundation.
W. Jeffrey Hart................................  54               1995                      11,398
  Mr. Hart has been President of MAPCO
  Petroleum Inc. since November of 1986. MAPCO
  Petroleum is a division of Mapco Inc. He is
  also Senior Vice President of MAPCO Inc. Mr.
  Hart is also a member of the Board of
  Directors of the National Petroleum Refiners
  Association and PacifiCare of Oklahoma.
T. Milton Honea................................  63               1992                     356,519
  Mr. Honea has been Chairman of the Board and
  Chief Executive Officer of the Company since
  December 1992. He was Vice Chairman of the
  Board from July 1992 through December 1992.
  He was Executive Vice President of the
  Company from October 1991 until July 1992. He
  was President & Chief Operating Officer of
  Arkansas Louisiana Gas Company, a division of
  the Company from October, 1984 to October,
  1991. He is a director of Boatman's Arkansas,
  Inc., a subsidiary of Boatman's Bancshares,
  Inc.

                  NOMINEE AND                           FIRST BECAME A DIRECTOR   SHARES OF COMMON STOCK
            BIOGRAPHICAL SUMMARY(1)              AGE        OF THE COMPANY        BENEFICIALLY OWNED (2)
- -----------------------------------------------  ---    -----------------------   ----------------------
Myra Jones.....................................  60               1981                       9,310
  Mrs. Jones is a Partner of Human Investment
  Counselors, Little Rock, Arkansas, and the
  owner of The Hunter, a personalized shopping
  service in Little Rock, Arkansas.
Bruce W. Wilkinson.............................  51               1996                       3,127
  Mr. Wilkinson is the former Chairman and
  Chief Executive Officer of CRSS Incorporated,
  a Houston-based, independent power and
  industrial energy company and had been with
  CRSS since 1978. He served as President and
  CEO from 1982 through 1989 and as Chairman
  and CEO from 1989 through 1995.
Named Executives who are not nominees
  Hubert Gentry, Jr............................                                             45,808
  William A. Kellstrom.........................                                            116,581
  Charles M. Oglesby...........................                                            131,058
All directors and executive officers as a group
  (22 persons).................................                                          1,180,433(5)

- ---------------

(1) All directors and executive officers of the Company may be reached through the Company at NorAm Energy Corp., P.O. Box 2628, Houston, Texas 77252.

(2) Represents less than 1% of the shares outstanding for each nominee as well as for all directors and executive officers as a group.

(3) Includes 4,600 shares owned by a corporation of which Mr. Crosswell is president. Mr. Crosswell shares voting and investment power in these shares.

(4) Includes 1,017 shares owned by his stepson, as to which Mr. Hanna does not possess any voting or investment power and as to which he disclaims beneficial ownership.

(5) Includes 324,056 shares of Common Stock for which certain executive officers of the Company have the right to acquire beneficial ownership, within 60 days, by exercise of options granted under the Company's stock option plans and Incentive Equity Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company has adopted procedures to assist its directors and officers in complying with Section 16(a) of the Securities Exchange Act of 1934, including assisting the officers and directors in preparing forms for filing. Through an oversight, Mr. Michael Means, President of Arkla, was late in filing a report disclosing one transaction in Company Common Stock.

ORGANIZATION OF THE BOARD OF DIRECTORS

     During 1995, the Company's Board of Directors held a total of ten regularly scheduled and special meetings. During 1995, directors who were not officers or employees of the Company or a subsidiary received an annual retainer of $24,000, $1,000 for each meeting of the Board attended, $500 for participation in telephonic board meetings, $500 for attendance at meetings of committees of the Board held on the same day as Board meetings and $1,000 per meeting for committee meetings held on any other day. Committee Chairmen also received an annual retainer of $2,000. One-half of the annual retainer that each nonemployee director received and one-half of the retainer Committee Chairmen received was paid in restricted Common Stock of the Company. This restricted stock vests one-third each year over three years. Directors were reimbursed for out-of-pocket expenses incurred in connection with attending Board meetings. Officers and employees of the Company are not compensated for serving on the Board of Directors or any of the Board committees.

     To encourage greater stock ownership by directors the Company maintains stock ownership guidelines for its nonemployee directors. The guidelines suggest that nonemployee directors should own Company Common Stock equal in value to five times their annual retainer and that directors should strive to meet these guidelines within five years of the inception of the guidelines, or for new directors within five years of the time such directors join the board. These guidelines were instituted in 1994.

     The Company has a mandatory director retirement age qualification and a retirement plan for nonemployee directors (the "Director Retirement Plan"). The mandatory director retirement age qualification states that a director will not be eligible to stand for election as a director at any annual or special meeting of stockholders that occurs after such director's 70th birthday.

     The Director Retirement Plan provides a retirement benefit to any nonemployee director who has served as a nonemployee director for at least five
(5) years and who serves as a director on or after the effective date of the Director Retirement Plan. The Director Retirement Plan will pay an annual benefit equal to the annual cash retainer in effect at the time of the director's retirement, provided such director retires from service as a director no later than the next annual meeting of stockholders following his or her 70th birthday. Payment of the benefit will commence on the first day of the month following the later of the month in which the director attains age 65 or the month of the director's retirement and will be paid annually to the director for a number of years equal to the director's full years of service but in no event for more than ten (10) years.

     - Audit Committee. The Company has a standing Audit Committee which currently consists of Mr. Crosswell, Mr. DeRoeck, Mr. Foret and Mr. Grant. The functions of the Audit Committee include recommending each year to the Board of Directors the engagement of a firm of independent accountants for the Company and its subsidiaries; reviewing the proposed scope of the audit, the reports to be rendered and the fees to be charged by the Company's independent accountants; reviewing the annual financial statements and the results of the audit with management and the independent accountants; reviewing with management and the independent accountants the recommendations made, if any, by the independent accountants with respect to significant changes in accounting policies, procedures and internal controls; and holding themselves available to meet with the independent accountants to resolve matters that arise in connection with the audit if and when it should become necessary. During 1995 the Audit Committee held four meetings.

     - Compensation and Benefits Committee. The Company has a standing Compensation and Benefits Committee which currently consists of Mr. Chenoweth, Mr. DeRoeck, Mr. Hanna, Mr. Hart, and Mr. Larry Wallace. The Compensation and Benefits Committee considers and recommends, to the Board of Directors, salary schedules and other forms of compensation for the officers and directors of the Company. During 1995 the Compensation and Benefits Committee held eight meetings.

     - Governance Committee. The Company has a standing Governance Committee which currently consists of all the nonemployee directors. This Committee is responsible for recommending to the Board of Directors nominees for election as directors. During 1995 the Governance Committee held three meetings. This committee also has responsibility for, among other things, Chief Executive Officer evaluation, assessment of director performance and committee assignments and formulating and maintaining the Corporate Governance Guidelines, which are discussed more fully as follows.

     - Environmental Committee. The Company has a standing Environmental Committee which currently consists of Mr. Bracy, Mr. Chenoweth, Mr. Hart and Mr. Wallace. The Environmental Committee is responsible for formulating and monitoring the Company's environmental policies. During 1995 the Environmental Committee held two meetings.

     - Investment Committee. The Company has a standing Investment Committee which currently consists of Mr. Bracy, Mr. Foret, Mr. Grant, Mr. John Gover and Ms. Jones. The Investment Committee considers and recommends to the Board of Directors actions with respect to the Company's Retirement and Pension Plans, including recommendations regarding plan trustees and investment managers. During 1995 the Investment Committee held five meetings.

- --------------------------------------------------------------------------------

                        CORPORATE GOVERNANCE GUIDELINES

     The NorAm Board has adopted Board Guidelines on Significant Corporate Governance Issues, which are presented in abridged form below:

  - Mission of the Board

     The Board has the ultimate responsibility to the shareholders of the corporation for the well-being of the enterprise.

  - Selection of Chairman and Chief Executive Officers

     The Board has as one of its key responsibilities the selection of a Chairman and Chief Executive. The Board is free to make this choice in any manner deemed in the best interests of the Company at any point in time.

  - Number of Committees

     The current committee structure of the Company is deemed to be appropriate at this time. The five committees are Governance, Audit, Compensation & Benefits, Investment and Environmental. The Governance Committee shall consist of all non-employee Directors and also will function as the Nominating Committee. The Nominating Committee shall be a subcommittee of the Governance Committee. The Chair of the Governance Committee shall be the Lead Director.

     The current Lead Director is Robert C. Hanna.

  - Committee Agenda

     The Chairman of the each committee, in consultation with the appropriate members of Management and staff, will develop the Committee's agenda.

     Each committee will establish goals for itself and will measure its performance against these goals annually.

  - Selection of Agenda Items for Board Meetings

     The Chairman of the Board and the Chief Executive Officer (if the Chairman is not the Chief Executive Officer), in consultation with the Chair of the Governance Committee and appropriate members of management and staff, will establish the agenda for each Board meeting.

     Each Board member is free and encouraged to suggest the inclusion of item(s) on the agenda.

  - Board Materials Distributed in Advance

     The information and data that are important to the Board's understanding of the business will be distributed in writing to the Board before the Board meets.

  - Regular Attendance of Non-Directors at Board Meetings

     The Board is comfortable with the regular attendance at each Board Meeting of non-Board members who report directly to the Chief Executive Officer.

  - Board Access to Senior Management

     Board members have appropriate access to the members of NorAm's Management who report directly to the chief Executive Officer.

  - Former Chief Executive Officer's Board Membership

     When the Chief Executive Officer leaves that position, he/she should offer his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board then becomes a matter for decision by the Board. A former Chief Executive Officer who does serve as a member of the Board will not serve on the Governance, Audit, or Compensation and Benefits Committees.

  - Board Membership Criteria

     The Governance Committee is responsible for reviewing on an annual basis the appropriate skills and characteristics required of Board members. This assessment should include issues of diversity, age, skills, ratio of active versus retired members, understanding of the businesses in which the Company is engaged, etc. -- all in the context of an assessment of the perceived needs of the Board at that point in time versus the current composition of the Board.

  - Selection of New Director Candidates

     The Board itself shall be responsible for selection of its own members and for the procedure for doing so. The Board delegates the screening process involved to the Governance Committee (which may, in turn, designate two or more of its members to perform this function) with the direct input from the Chairman of the Board as well as the Chief Executive Officer.

     During the past two years, the recruitment of new board members has been governed by these guidelines. Additionally, the Governance Committee has engaged a prominent executive search firm to identify candidates with the desired characteristics. The Board believes that this process has been notably successful, bringing highly qualified independent directors to the NorAm Board.

  - Assessing the Board's Performance

     The Governance Committee is responsible for conducting a Board performance assessment annually and reporting the results to the full Board. This should be done following the end of each fiscal year together with the report on Board membership criteria.

     This assessment should be of the Board's contribution as a whole. It should specifically review areas in which the Board and/or the Management believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board. A performance review of individual Board members may also be conducted with or without the help of an outside consultant, utilizing peer review and self review techniques.

  - Directors Who Change Their Present Job Responsibility

     Individual directors who experience a change in the position and responsibility they held when they were elected to the Board should volunteer to resign from the Board.

  - Retirement Age

     The Board believes that the current retirement age of 70 is appropriate.

  - Formal Evaluation of the Chief Executive Officer

     The Governance Committee will evaluate the performance of the CEO each year, in part based on certain agreed-upon corporate and personal objectives.

     The evaluation should be based on objective criteria such as performance of the business, accomplishment of long-term strategic objectives, development of Management, etc.

     The evaluation will be used by the Compensation and Benefits Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

  - Succession Planning

     The Board has the responsibility for determining CEO succession, but there should be an annual report by the Chief Executive Officer to the Board on succession planning.

     In addition to succession planning, the Board believes that one of its most fundamental responsibilities is to actively oversee the development of, and to approve the Company's strategic direction. Accordingly, in 1995, the Board initiated the practice of holding an annual two-day meeting with senior management and appropriate outside advisors focusing solely on strategic issues.
- --------------------------------------------------------------------------------

                1995 COMPENSATION AND BENEFITS COMMITTEE REPORT

     The Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of the Company has prepared the following report regarding 1995 executive compensation. The Compensation Committee, which is composed entirely of non-employee directors, is responsible for all components of the Company's officer compensation programs and some aspects of non-officer compensation. This report describes the basis on which 1995 compensation determinations were made by the Compensation Committee with respect to the Company's executive officers, including the Named Executives. The Compensation Committee works closely with the entire board in the execution of its duties. This report is required by rules established by the SEC and provides specific information regarding compensation for NorAm's Chairman and Chief Executive Officer (sometimes hereinafter referred to as the "CEO") and for the four other most highly compensated executive officers, as well as compensation information about all executive officers of the Company.

                  EXECUTIVE COMPENSATION POLICY AND PHILOSOPHY

     The Company's executive compensation programs are based on the following guiding principles:

          Pay-for-Performance -- To this end, the Company has placed considerable emphasis on incentive compensation programs which reward executives for the achievement of specific operating and financial objectives and for total shareholder returns.

          Pay Competitiveness -- The Company believes it must offer competitive total compensation opportunities in order to attract, motivate, and retain executive talent. The company's philosophy is to target the market median (50th percentile) for all elements of executive compensation. The Company determines competitive levels of compensation using published compensation surveys, information obtained from independent compensation consultants, and an analysis of compensation data contained in the proxy statements for the 17 industry peer companies included in the Company's Total Shareholder Return Graph. The information obtained from published surveys and compensation consultants is distinct from the proxy peer group data, and the companies included in these analyses are not explicitly included in the Total Shareholder Return Graph. The published survey data and consultant data reflect general industry companies with revenues comparable to the Company and natural gas companies of all sizes.

          Executive Stock Ownership -- The Company believes that a significant portion of each executive's compensation and wealth accumulation opportunities should be tied to the Company's stock price and dividend performance. As a result, the Company has established stock ownership guidelines for its officers. The Company also provides a significant portion of its executive compensation in the form of stock-based compensation.

                           DESCRIPTION OF THE CURRENT
                         EXECUTIVE COMPENSATION PROGRAM

     This section describes each of the principal elements of the Company's executive compensation program with specific reference to the objectives discussed above.

BASE SALARY PROGRAM

     The Company's base salary levels are determined based on market compensation rates, each employee's performance over time and each individual's role in the Company. Salaries for executives as a group are reviewed annually considering a variety of factors, including individual performance, general levels of market salary increases, and the Company's overall financial results (as described in detail in the "Annual Incentive Plan" section of this report). All salary increases are granted within a pay-for-performance framework, but performance criteria vary significantly by person. Also, performance is assessed qualitatively and no specific weighting is attached to performance factors considered for each executive or the Company for base salary determinations. Further, salary adjustments are not affected by any contractual requirements. The Company's actual base salaries for executives are generally consistent with the Company's philosophy of targeting the market median.

ANNUAL INCENTIVE PLAN

     The Company's annual incentive plan is intended to (1) reward key employees based on Company, business unit, and individual performance; (2) motivate key employees; and (3) provide competitive cash compensation opportunities to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the most recently completed fiscal year. For 1995, corporate performance measures in the annual incentive plan included earnings per share from continuing operations, return on capital employed and net cash flow from continuing operations.

     These measures are weighted equally for the corporate component of the annual incentive. Business unit performance measures varied by unit but included (in addition to the measures cited above) expense management, operating income, net cash flow (before dividends), customer satisfaction and pre-tax return on rate base. These measures are weighted equally for the business unit component of the annual incentive. Further, for senior corporate executives (including the Named Executives) the executive's contribution to overall corporate success is assessed as part of the plan. This assessment is handled using a subjective review by the Chief Executive Officer of performance (considering such factors as teamwork and cooperation) rather than focusing on specific measures.

     For corporate headquarters staff positions below the senior executive level, the size of the annual incentive funding pool is determined based 50% on corporate financial performance (using the measures cited above) and 50% on controllable general & administrative expense and the average of the business units performance with each weighted equally. For business unit positions below the senior executive level, 50% of the annual incentive funding pool is based on corporate performance and 50% is based on business unit performance. For both corporate positions and business unit positions, individual performance factors are used to allocate the fund pools among participants in a non-formula fashion without any specific goal weightings. For senior executives, corporate performance is weighted 40%, business unit performance is weighted 40%, and overall corporate contributions made by the individual are weighted 20%.

     As in 1994, the Compensation Committee requires that for awards earned in 1995 (and paid in 1996) 50% of such awards will be paid in the form of Company stock. This program is intended to support the philosophy of encouraging greater executive officer stock ownership and to assist executive officers in achieving the stock ownership guidelines discussed below.

     Annual incentive opportunities are targeted at the market median. For 1995, annual incentive awards actually earned were generally above targeted levels for corporate positions since the Company generally performed above targeted levels on the measures described above. For business unit positions, actual awards were generally above target, since these business units generally performed above targeted levels.

LONG-TERM INCENTIVES

     The Company believes that its executives should have an ongoing stake in the success of the business. The Company also believes these key employees should have a considerable portion of their total compensation paid in the form of stock, since stock related compensation is directly tied to stockholder value.

     Long-term incentive award opportunities are provided in 2 forms: stock options and performance based restricted stock. Award opportunities under these two programs, combined, are targeted at the market median. In 1995, one-half of the expected value for long-term incentive awards was allocated to stock option grants and one-half to performance based restricted stock grants. Actual payouts have been below target in recent years because of performance on plan measures falling below target, however, 1995 performance was above target.

     Stock options provide a strong tie between pay and performance, since executives only realize value from stock options if the Company's share price rises after the date of grant. All stock options in 1995 were granted at 100% of fair market value and vest at a rate of one-third per year over 3 years.

     The performance based restricted stock grants made in 1995 (as in prior years) are fully at risk based on both the performance of the Company and the continued employment of the officer. This means that shares of restricted stock that are granted may never be earned (or vested) by the officer unless the Company achieves certain pre-set performance objectives (at least at a threshold level) which are set by the Committee and unless the officer remains in the employ of the Company for the specified period of time. Grants made under the plan in 1995 will vest based on the Company's earnings per share performance relative to a 3-year strategic plan. This measure was selected to increase executive focus on the need to improve the level of earnings in order to build shareholder value. Dividend payments on performance based restricted stock are also paid on those restricted shares that ultimately vest based on performance. Dividend payments on earned performance based restricted stock are intended to reward executives for maximizing total shareholder returns.

STOCK OWNERSHIP GUIDELINES

     In order to encourage greater executive stock ownership, the Company maintains stock ownership guidelines for its officers. These guidelines are intended to strengthen the link between executive and stockholder interests. The level of ownership specified under the guidelines ranges from about 75% to 150% of historic base salary depending on the level of the officer. It should be noted that these guidelines have been established as a fixed number of shares based on a November 1993 share price and that it is suggested that officers meet these ownership guidelines within five years.

                             1995 CEO COMPENSATION

     The Committee has attempted to target the CEO's total compensation package at approximately the median of the marketplace for the 17 peer companies shown in the performance graph. However, the Committee, considering the strongly expressed views of the CEO, decided to continue to focus as much of the CEO's compensation on stock-based compensation as possible in 1995 in order to place significant emphasis on returns to shareholders.

     To this end, the CEO's compensation program is structured as follows:

          Base Salary -- The CEO's 1995 base salary was provided in 2 forms: (1) a time vested restricted stock grant and (2) an amount equal to the estimated tax and benefit liability for the CEO on the restricted stock grant with such amount being withheld to satisfy such liabilities ("Withholding Amount"). It should be noted that the salary figures shown in the Summary Compensation Table for 1995 are reflective of just the Withholding Amount portion of base salary. The value, at the date of grant, of the restricted stock granted to Mr. Honea in 1995 in lieu of the portion of his base salary remaining after deduction of the Withholding Amount, is disclosed under the Restricted Stock Award column of the Summary Compensation Table (and is described in greater detail below). The CEO's base salary was determined solely with reference to median market data on CEO's salaries within the industry and a review of Mr. Honea's performance (which was conducted subjectively based on progress in implementing the company's strategic plan and various operating initiatives). Mr. Honea's actual base salary (including the cash payment and the time-vested restricted stock grant) is consistent with the market median for this peer group but is below the market median for general industry and pipeline industry companies with similar revenues.

          Other Stock Based Compensation -- In lieu of a portion of his base salary remaining after deduction of the Withholding Amount, the CEO received a grant of restricted stock covering the January through December 1995 period. The structure of the CEO's compensation program in 1995 provided for the CEO to receive, in lieu of a portion of his base salary, a grant of 13,047 shares of time vested restricted stock on the first day of each 1995 fiscal year quarter, with the transferability restrictions lapsing 6 months following the grant date. During this restriction period, the value of the CEO's restricted stock varied based on the Company's stock price performance. Dividends were paid on restricted stock for the CEO during the transferability restriction period in order to reward the CEO based on total shareholder return performance. Also, since the price of the Company's stock rose subsequent to the date the number of shares of restricted stock was determined, the CEO's actual base salary (cash plus time vested restricted stock) was above targeted market median levels (which is aligned with the increase in share price enjoyed by shareholders).

          The Committee, considering the strong preferences of the CEO, elected to continue the current method of paying the CEO's base salary in time-vested restricted stock and withholding an amount equal to the tax and benefit obligations. Also, the targeted level of base salary for 1996 was not increased over 1995 levels.

          Annual Incentive -- The CEO's actual annual incentive for the 1995 performance year was $345,000. All of this annual incentive was paid in shares of Company common stock, reduced by the estimated tax and benefit liability for the CEO on this annual incentive payment. The value of this award was above target because the Company's performance, based on the corporate performance objectives discussed under the annual incentive plan above, was above target. Since the CEO's annual incentive award opportunities are targeted at the market median for peer companies, his actual incentive award was above industry target levels as well.

          Long-Term Incentives -- In 1995, the CEO received a grant of performance-based restricted stock under the Incentive Equity Plan. The performance sensitivity of this program is tied to corporate performance on the 3 year earnings per share objective described in the long-term incentive section above. He also received an award of 80,000 stock options. These stock options were granted at 100% of fair market value on the grant date and vest at a rate of one-third per year over 3 years. The performance sensitivity of the stock options is reflected in the fact that options only produce income for the recipient if the Company's share price rises above the price of the stock on the date of grant. The CEO also received a grant of 6,650 time-vested restricted shares in addition to his ongoing long-term incentive grant. This award was intended to enhance the competitiveness of the CEO's compensation package. The combined stock option, performance-based restricted stock and time-vested restricted stock awards are targeted at slightly above the market median for industry peers shown in the Performance Graph. However, the CEO's targeted total direct compensation (including base salary, target annual incentives, and long-term incentives) is consistent with the median for the industry peers.

                                 SECTION 162(M)

     Section 162(m) of the Internal Revenue Code prevents publicly traded companies from receiving a tax deduction on nonperformance based compensation to executive officers in excess of $1 million. Under the Company's Incentive Equity Plan approved in 1994, all stock option awards have been structured to qualify as performance-based compensation which will not be subject to the $1 million limit.

     The Company's cash compensation levels for the proxy named officers do not exceed the $1 million pay limit and will most likely not be affected by the regulations in the near future. As such, no further actions have been taken with regard to Section 162(m) at this time.

     The Compensation and Benefits Committee

               Mr. Walter A. DeRoeck, Chairman
               Mr. Joe E. Chenoweth
               Mr. Robert C. Hanna
               Mr. W. Jeffrey Hart
               Mr. Larry C. Wallace

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company at the end of 1995 as to whom the total annual salary and bonus for 1995 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                       ------------------------------------
                                                                               AWARDS
                                     ANNUAL COMPENSATION               ----------------------     PAYOUTS
                                                             OTHER     RESTRICTED                ----------
                                     -------------------    ANNUAL       STOCK       OPTIONS/    LONG-TERM      ALL OTHER
         NAME AND                    SALARY       BONUS     COMPEN-     AWARD(S)       SARS      INCENTIVE     COMPENSATION
    PRINCIPAL POSITION       YEAR      ($)       ($)(1)     SATION($)    ($)(2)        ($)       PAYOUTS($)       ($)(3)
- ---------------------------  ----    -------     -------    -------    ----------    --------    ----------    ------------
T. Milton Honea, Jr........  1995    195,196(4)  345,000     1,373(5)    387,843(6)   80,000          0           48,000
Chairman & CEO,              1994    198,909(4)  300,000     4,361       222,577      54,100          0           48,000
NorAm Energy Corp.           1993    346,593     131,557     5,976       249,795           0          0           26,000
Charles M. Oglesby.........  1995    281,250(7)  160,000         0       134,375(8)   73,700          0           11,250
President
NorAm Trading & Transp.
Group
Michael B. Bracy...........  1995    300,000     140,000       700(5)          0      28,200          0           24,420
EVP & CFO,                   1994    300,000     107,000     2,534             0      25,600          0           25,140
NorAm Energy Corp.           1993    300,000     119,000     3,668             0           0          0           18,000
William A. Kellstrom.......  1995    275,004     115,000       350(5)          0      13,900          0           26,640
President, NorAm             1994    275,004      96,000     1,029             0      13,200          0           22,590
Energy Services              1993    275,004     184,000       679             0           0          0           22,647
Hubert Gentry, Jr..........  1995    262,500     105,000       350(5)          0      11,800          0           23,250
SVP, General Counsel and     1994    262,500     125,000     1,260             0      11,200          0           21,150
Secretary NorAm Energy       1993    252,090      90,000     1,820             0           0          0           15,101
Corp.

- ---------------

(1) Mr. Honea received 100% of his annual incentive in shares of Company common stock net of the estimated tax and benefit liability, and the other named executives received 50% of their annual incentive in shares of Company common stock.

(2) As of the end of Fiscal 1995, the aggregate restricted stock holdings of each named executive were as follows (using the 12/31/95 closing stock price of $8.875, and noting that these target grants are fully at risk and any payout will be earned over established performance cycles (generally three years) based on Company performance as previously described, except as noted in the following sentences):

                                                                   SHARES     VALUE ($)
                                                                   ------     ---------
        Honea....................................................  91,711      813,935
        Oglesby..................................................  46,933      416,530
        Bracy....................................................  26,067      231,345
        Kellstrom................................................  13,550      120,256
        Gentry...................................................  11,483      101,912

     The shares and value for Mr. Honea include 27,094 restricted shares received in lieu of a portion of his base salary and 6,650 restricted shares received as a competitive adjustment. Of the shares received in lieu of salary, 13,547 vested on January 1, 1996 and 13,547 vested on April 1, 1996. Of the competitive adjustment shares, 2,216 will vest on May 8, 1996, 2,217 will vest on May 8, 1997 and 2,217 will vest on May 8, 1998. The shares and value for Mr. Oglesby include 25,000 shares received as an employment incentive. These shares will vest on April 1, 1998.

(3) Amount represents ESIP and ESIP Restoration Plan Company contributions.

(4) Represents withholding equal to the estimated tax and benefit liability for Mr. Honea's stock for salary arrangement.

(5) The total value of executive perquisites and benefits did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any Named Executive. The amounts shown for 1995 represent dividends paid on restricted stock awarded for Cycle V.

(6) Represents value of shares received by Mr. Honea in lieu of the portion of his base salary remaining after deduction of the Withholding Amount, and an additional grant of 6,650 restricted shares given to enhance the competitiveness of Mr. Honea's pay package.

(7) Represents salary paid since Mr. Oglesby's hire date of April 1, 1995.

(8) Represents value of shares received by Mr. Oglesby as an employment incentive.

EMPLOYMENT AGREEMENTS

     Since March of 1993, it has been the philosophy of the Company and the board that employment agreements for officers are not generally essential to the employment and retention of management. However, the Company recognizes that special circumstances may exist that call for detailed agreements describing certain objectives that the Company wishes to achieve during a specified period of time. The following employment agreements were in effect for all or part of 1995 for the Named Executives:

     Mr. Kellstrom had an employment agreement with the Company which expired on September 30, 1995. Mr. Kellstrom continues in his present capacity as Senior Vice President, without an employment agreement as do all the Company's other executive officers.

INCENTIVE EQUITY PLAN

     The Company currently maintains an Incentive Equity Plan (the "IEP") for key employees as determined by the Compensation Committee of the Board of Directors, including the Named Executives who are still employed by the Company. The IEP superseded and replaced the Company's Long Term Incentive Compensation Plan with respect to performance cycles beginning after December 31, 1993. The IEP provides for options to purchase shares of common stock, stock appreciation rights, restricted stock, opportunity shares, performance units and annual incentive awards.

     The following table shows, as to the Named Executives, information about restricted stock awards granted in the last fiscal year. As previously described, these grants are fully at risk and any payment will be earned over three-year performance cycles based on Company performance.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                LONG-TERM INCENTIVE PLANS -- IN LAST FISCAL YEAR

                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                     NUMBER OF       PERFORMANCE OR        NON-STOCK PRICE BASED PLANS
                                      SHARES,         OTHER PERIOD      ----------------------------------
                                      UNITS OR           UNTIL                                     MAXIMUM
                                       OTHER           MATURATION       THRESHOLD      TARGET       ($ OR
               NAME                 RIGHTS($)(1)       OR PAYOUT        ($ OR #)      ($ OR #)       #)
- ----------------------------------  ------------     --------------     ---------     --------     -------
T. Milton Honea, Jr...............     30,000         01/01/95-           15,000       30,000      45,000
                                                      12/31/97
Charles M. Oglesby................     16,200         01/01/95-            8,100       16,200      24,300
                                                      12/31/97
                                        4,600         01/01/95-            2,300        4,600       6,900
                                                      12/31/96
                                        1,133         01/01/95-              567        1,133       1,700
                                                      12/31/95
Michael B. Bracy..................     13,300         01/01/95-            6,650       13,300      19,950
                                                      12/31/97
William A. Kellstrom..............      6,600         01/01/95-            3,300        6,600       9,900
                                                      12/31/97
Hubert Gentry, Jr.................      5,600         01/01/95-            2,800        5,600       8,400
                                                      12/31/97

- ---------------

(1) Under the Incentive Equity Plan, shares vest on the achievement of cumulative earnings per share over the performance cycle compared to a pre-set objective. Below the threshold performance level, 0% of the target shares are earned. No minimum payment is guaranteed. At threshold performance levels, 50% of the target shares are earned. At maximum performance levels, 150% of the target shares are earned.

STOCK OPTIONS/STOCK APPRECIATION RIGHTS

     As indicated above, the Incentive Equity Plan provides for grants of stock options, and/or stock appreciation rights. The following table summarizes option grants during 1995 for the Named Executives.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                                  VALUE
                         ----------------------------------------------------------    AT ASSUMED ANNUAL RATES
                                           % OF TOTAL                                            OF
                            NUMBER OF       OPTIONS                                   STOCK PRICE APPRECIATION
                           SECURITIES      GRANTED TO                                    FOR OPTION TERM(1)
                           UNDERLYING      EMPLOYEES    EXERCISE PRICE   EXPIRATION   -------------------------
         NAME            OPTIONS GRANTED    IN 1995      PER SHARE($)       DATE          5%            10%
- -----------------------  ---------------   ----------   --------------   ----------   -----------   -----------
T. Milt Honea, Jr......       70,000          13.6%         $ 5.25         01/09/05   $231,525.00   $584,325.00
                              10,000           1.9%         $6.375         05/07/05   $ 40,162.50   $101,362.50
                              ------                                                  -----------   -----------
                              80,000          15.5%                                   $271,687.50   $685,687.50
                              ======                                                  ===========   ===========
Charles M. Oglesby.....       73,700          14.3%         $5.375         03/31/05   $249,566.63   $629,858.63
Michael B. Bracy.......       28,200           5.5%         $ 5.25         01/09/05   $ 93,271.50   $235,399.50
William A. Kellstrom...       13,900           2.7%         $ 5.25         01/09/05   $ 45,974.25   $116,030.25
Hubert Gentry, Jr......       11,800           2.3%         $ 5.25         01/09/05   $ 39,028.50   $ 98,500.50

- ---------------

(1) Calculation based on the stock option exercise price over a ten-year period assuming annual compounding. The columns present an estimate of potential values based on certain mathematical assumptions. The actual value, if any, an executive may realize is dependent upon the market price.

     The following table shows aggregate option and/or stock appreciation rights exercised in the last fiscal year and fiscal year-end option and/or stock appreciation rights "in the money" values for the Named Executives.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUE

                                                                                          VALUE OF
                                                                       NUMBER OF         UNEXERCISED
                                                                      UNEXERCISED       IN-THE-MONEY
                                                                      OPTION/SARS        OPTION/SARS
                                           SHARES                     AT FY-END(#)      AT FY-END($)
                                          ACQUIRED        VALUE       EXERCISABLE/      EXERCISABLE/
                 NAME                    ON EXERCISE   REALIZED($)   UNEXERCISABLE      UNEXERCISABLE
- ---------------------------------------  -----------   -----------   --------------   -----------------
T. Milton Honea, Jr....................       0             0        18,033/116,067   $42,828/$364,409
Charles M. Oglesby.....................       0             0           0/73,700         $0/257,950
Michael B. Bracy.......................       0             0         8,533/45,267    $20,266/$142,759
William A. Kellstrom...................       0             0        79,400/22,700     $10,450/71,288
Hubert Gentry, Jr......................       0             0         3,733/19,267     $8,866/$60,509

RETIREMENT PLANS

     The Company has a defined benefit retirement plan (the "Retirement Plan"), covering all full time employees of the Company (except employees of the Minnegasco Division of the Company). A participant becomes fully vested after completing five years of active service with the Company, and the Retirement Plan also provides disability and spousal death benefits. Benefits are based on final average monthly compensation and the participant's years of service. The formula uses final average monthly compensation based on the highest monthly compensation during a 36 consecutive calendar month period within the last 120 calendar months. When an employee is paid on other than a monthly basis, pay for the appropriate number of pay periods is used to reflect 36, 60 or 120 months as applicable.

     The following table shows the estimated maximum annual benefits payable upon retirement to persons in specified salary and bonus levels and years of credited service classifications:

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

              AVERAGE                                       YEARS OF SERVICE
               PLAN                  ---------------------------------------------------------------
           COMPENSATION                 10         15         20         25         30         35
          ---------------            --------   --------   --------   --------   --------   --------
 100,000...........................  $ 21,250   $ 31,875   $ 42,500   $ 43,015   $ 51,318   $ 60,221
 200,000...........................    46,250     69,375     92,500     92,500    108,618    126,721
 300,000...........................    71,250    106,875    142,500    142,500    165,618    193,221
 400,000...........................    96,250    144,375    192,500    192,500    222,618    259,721
 500,000...........................   121,250    181,875    242,500    241,500    279,618    326,221
 600,000...........................   146,250    219,375    292,500    292,500    336,618    392,721
 700,000...........................   171,250    256,875    342,500    342,500    393,618    459,221
 800,000...........................   196,250    294,375    392,500    392,500    450,618    525,721

     The compensation covered by the Retirement Plan consists of salaries and bonuses paid to Retirement Plan participants, including salaries and bonuses set forth in the Summary Compensation Table. The Named Executives have credited years of service under the Retirement Plan as follows: Mr. Honea 11, Mr. Bracy, 11, Mr. Gentry, 17, Mr. Kellstrom, 3 and Mr. Oglesby, 1. All amounts shown in the table reflect the general method of payment of benefits, which is a straight life annuity. The benefits shown reflect reductions, where applicable, for Social Security benefits or other offsetting amounts.

     Currently, Code Sections 401(a)(17) and 415 contain rules that limit the amounts payable from the Retirement Plan. The Company maintains an unfunded non-qualified retirement income plan (the "Retirement Restoration Plan") to offset these limitations. The Retirement Restoration Plan provides that the Company will pay a participant in the Retirement Plan the difference between the amount paid and that which would have been paid to the participant under the Retirement Plan if the Code limitations had not been applicable.

     The Company also maintains a Non-qualified Unfunded Executive Supplemental Income Retirement Plan for certain key employees as designated by the Board of Directors. Participation in this plan was frozen on May 11, 1985 to employees participating as of April 11, 1985. The annual base salary amount used to determine the benefit payable from this plan was frozen as of May 11, 1985, or the date the participating individual's agreement was signed, whichever was later. A participant whose employment is terminated at age 65 or thereafter, with a minimum 10 years of service will receive benefits equal to five times his final annual compensation at May 11, 1985, plus interest. A participant whose employment is terminated prior to age 65, but after 10 years of service, is entitled to receive reduced benefits which are payable beginning not earlier than age 55. This plan also provides for payment of similar benefits to the participant's beneficiaries in event of the participant's death. The estimated annual benefit payable upon retirement at normal retirement age for Mr. Honea is $109,036 and $116,305 for Mr. Bracy. This benefit is paid for the ten year period following retirement. The other Named Executives do not participate in this plan.

     The Minnegasco Division and certain subsidiaries of the Company related to Minnegasco operations, maintain a defined benefit pension plan for eligible employees. None of the Named Executives are covered by the Minnegasco Pension Plan. Benefits under this plan are determined on the basis of an employee's years of service, highest average compensation paid during a 60-month period prior to retirement and other factors. Compensation used for the benefit determination does not include incentive compensation payments or deferrals to non-qualified plans.

                               PERFORMANCE GRAPH

     In accordance with the requirements of the SEC, the following line graph presents a comparison of the cumulative five-year stockholder returns (including the reinvestment of dividends) for the Company, the Standard and Poor's 500 Stock Index and an index of peer companies selected by the Company. These peer companies are identified below.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS*
      AMONG NORAM ENERGY CORP., S&P 500 INDEX AND A COMPOSITE PEER GROUP**

      MEASUREMENT PERIOD           NORAM ENERGY      S&P 500
    (FISCAL YEAR COVERED)              CORP.          INDEX         PEER GROUP
1990                                       100             100             100
1991                                        67             130              94
1992                                        48             140             107
1993                                        45             156             132
1994                                        32             157             129
1995                                        56             215             181

 * Assumes $100 invested on December 31, 1990 in the common stock of the Company, the S&P 500 Index and the Composite Peer Group. Investment is weighted on the basis of market capitalization. Total Return data assumes the reinvestment of dividends and was prepared by Standard & Poor's Compustat Services.

** The peer group includes the following companies: Atlanta Gas Light Co., Brooklyn Union Gas Co., Coastal Corp., Columbia Gas System, Energen Corp., Enron Corp., Enserch Corp., KN Energy Inc., MCN Corp., Nicor Inc., Oneok Inc., Pacific Enterprises, PanEnergy (formerly Panhandle Eastern Corp.), Peoples Energy Corp., Sonat Inc., Transco Energy Co., Washington Gas Light Co., and Williams Cos. Inc. Note that Transco Energy was only included in the composite peer group index returns through calendar year 1994 since the company was acquired in 1995.

                COMPARISON OF ONE YEAR CUMULATIVE TOTAL RETURNS*
      AMONG NORAM ENERGY CORP., S&P 500 INDEX AND A COMPOSITE PEER GROUP**

      MEASUREMENT PERIOD           NORAM ENERGY       S&P 500
    (FISCAL YEAR COVERED)              CORP.           INDEX        PEER GROUP
1994                                       100             100             100
1995                                       172             138             140

 * Assumes $100 invested on December 31, 1994 in the common stock of the Company, the S&P 500 Index and the Composite Peer Group. Investment is weighted on the basis of market capitalization. Total Return data assumes the reinvestment of dividends and was prepared by Standard & Poor's Compustat Services.

** The peer group includes the following companies: Atlanta Gas Light Co., Brooklyn Union Gas Co., Coastal Corp., Columbia Gas System, Energen Corp., Enron Corp., Enserch Corp., KN Energy Inc., MCN Corp., Nicor Inc., Oneok Inc., Pacific Enterprises, PanEnergy (formerly Panhandle Eastern Corp.), Peoples Energy Corp., Sonat Inc., Transco Energy Co., Washington Gas Light Co., and Williams Cos. Inc.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P., independent public accountants, were the principal accountants for the Company for 1995. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions. As in prior years, the Company will select the principal accountant for the current fiscal year in September of 1996 based upon the recommendation of the Audit Committee.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals must be received at the Company's principal executive offices, P.O. Box 2628, Houston, Texas 77252, by December 2, 1996, for inclusion in the proxy materials relating to the 1997 annual meeting of stockholders.

                                 OTHER MATTERS

     Management does not know of any other matters to come before the Annual Meeting. If any other matters do properly come before the meeting, it is the intention of the persons appointed in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters unless such authority is specifically withheld.

                                            By Order of the Board of Directors

                                            HUBERT GENTRY, JR.
                                            Secretary

Houston, Texas
April 3, 1996

                               NORAM ENERGY CORP.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints T. Milton Honea, Michael B. Bracy and Hubert Gentry, Jr., and each of them, Proxies with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of stock of NorAm Energy Corp., held of record by the undersigned on March 15, 1996, at the Annual Meeting of Stockholders to be held in Houston, Texas on Tuesday, May 14, 1996 and at all adjournments thereof, with all powers the undersigned would possess if personally present. IF NO DIRECTION IS MADE AS TO VOTING, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. This card also constitutes voting instructions for all shares (if any) votable by the undersigned as a participant in the Minnegasco Employee Retirement Savings Plan and the NorAm Employee Savings and Investment Plan and held of record by the trustees of each plan and as a participant in the NorAm Direct Stock Purchase and Dividend Reinvestment Plan and held of record by the administrator of the plan. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.


                              FOLD AND DETACH HERE

/ / VOTE AS IN THIS                                                      |__
    EXAMPLE.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees listed (including, if necessary, cumulative voting).

                  FOR    WITHHELD
1. ELECTION OF    / /      / /     Michael B. Bracy, Joe E. Chenoweth,
   DIRECTORS                       O. Holcombe Crosswell, Walter A. DeRoeck,
                                   Mickey P. Foret, Joseph M. Grant, Robert C.
                                   Hanna, W. Jeffrey Hart, T. Milton Honea,
                                   Myra Jones, Bruce W. Wilkinson

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the box above.


                                        Please sign exactly as name appears
                                        hereon. When shares are held by Joint
                                        Tenants, both should sign, and when
                                        signing as attorney, as executor, as
                                        administrator, trustee, or guardian,
                                        please give full title as such. If held
                                        by a corporation, please sign in the
                                        full corporate name by the President or
                                        other authorized officer. If held by a
                                        partnership, please sign in the
                                        partnership name by an authorized
                                        person.


                                        ---------------------------------------


                                        ---------------------------------------
                                          Signatures(s)                 Date

                              FOLD AND DETACH HERE


The above proxy card represents votable shares held of record and registered directly to the above named Stockholder and all votable shares, if any, owned beneficially by the above named Stockholder as a participant in the NorAm Direct Stock Purchase and Dividend Reinvestment Plan, the Minnegasco Employee Retirement Savings Plan and/or the NorAm Employee Savings and Investment Plan.